Exhibit 99.1

Howard E. Kerbel
Suite 301, 481 University Ave., Toronto, Ontario M5G 2E9
Telephone: (416) 934-9996 Fax: (416) 364-2308

August 22, 2002
VIA FACSIMILE

Bella Casa Productions, Inc.
Universal Studios
100 Universal City Plaza, Building #2352, Suite 305
Universal City, CA 91608

Dear Sir:

Re: Resignation as President of Bella Casa Productions, Inc.

Kindly accept this notice as my resignation from the position of President of the Company effectively immediately.

Would you kindly circulate this information to the Board of Directors and advise me as to whether there are any other steps which I must take to give effect to the resignation.

Yours very truly,

/s/ Howard E. Kerbel

Howard E. Kerbel